SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 19, 2004

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sturlugata 8, 1S-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events.

On October 19, 2004, deCODE genetics, Inc. issued the following press release:

deCODE Announces Positive Results from Phase IIa Clinical Trial of DG031
•Study achieves primary endpoints; DG031 shown to be well-tolerated and to significantly reduce levels of leukotriene B4 and myeloperoxidase
• First ever clinical trial based upon the isolation of a disease gene in a common disease

Reykjavik, ICELAND, October 19, 2004 — deCODE genetics (Nasdaq:DCGN) today announced the principal results from its Phase IIa information-rich clinical trial™ of DG031, the company’s developmental compound which is being studied for the prevention of heart attack. The trial was designed to examine the effect of various doses of DG031 on certain biomarkers linked to arterial inflammation and risk of heart attack in patients with a history of heart attack and one or more of the gene variants deCODE has linked to increased risk of the disease. The company will host a conference call to discuss today’s announcement. The call will be held at 3pm GMT/11am EDT today, Tuesday, October 19, 2004, and will be webcast live (details below).

Principal efficacy results
The trial achieved its primary efficacy endpoint of demonstrating a reduction in one or more of these key biomarkers. The results showed that at all dose levels DG031 suppressed production of leukotriene B4 (LTB4), the product of the branch of the leukotriene pathway that deCODE’s genetics research has linked to increased risk of heart attack. At the highest dose level, DG031 reduced levels of myeloperoxidase (MPO), higher levels of which have been linked to increased risk of heart attack. These effects were dose-dependent. The study also demonstrated that at the highest dose, DG031 lowered levels of sICAM-I, a critical molecule in the activation of inflammatory cells and cell infiltration. There were no serious drug-related adverse events reported in this study, and DG031 was found to be well tolerated.

“Our population genetics work pointed us to the role of the leukotriene pathway and LTB4 in driving the inflammatory process underlying heart attack. DG031 is designed to inhibit the FLAP, or 5-lipoxygenase activating protein, which regulates the synthesis of leukotrienes. The results of this trial demonstrate that DG031 not only effectively supresses the synthesis of leukotriene B4, but at the same time also reduces levels of myeloperoxidase, another marker correlated with cardiovascular risk,” said Dr. Kari Stefansson, CEO of deCODE. “The finding that MPO levels correlate with those of LTB4 suggests that MPO may serve as a surrogate for risk of heart attack through the pathway targeted by DG031. We believe this finding will assist us in designing the next phase of clinical development, in which DG031 will be studied for the prevention of heart attack.”

Trial design and patient profile
The trial was designed to examine the effect of various doses of DG031 on biomarkers linked to arterial inflammation and risk for heart attack. deCODE has isolated common versions of genes within the leukotriene pathway that correlate with increased risk of heart attack. As described in a scientific paper published earlier this year (Nature Genetics, 2004), this risk is probably the result of increased inflammation in atherosclerotic plaques, contributing to plaque rupture. DG031 is designed to inhibit the activity of the FLAP, or 5-lipoxygenase activating protein, which modulates the activity of the leukotriene pathway.

The double-blind, variable dose, placebo-controlled, crossover study was conducted in Iceland with 172 participants completing the trial. Subjects were individuals who had a history of heart attack and/or coronary artery disease and who carry one or more of the at-risk gene variants deCODE has linked to heart attack. In the first four weeks of the trial, half the subjects received DG031 at one of three different dose levels – 250mg tablets once, twice or three times daily - and half received placebo. After a two-week washout period, the original placebo group received DG031 for four weeks according to the same dose schedule, and the other group received placebo. As a primary objective, subjects were measured every two weeks during the trial for levels of biomarkers including leukotrienes B4 and E4, MPO, CRP, serum amyloid (SAA), N-Tyrosine and Lp-PLA2.

Safety and tolerability results
The drug was well-tolerated and there were no serious drug-related adverse events in the trial. There was no significant difference in liver function tests between patients on drug and on placebo. One subject on active drug sustained a myocardial infarction (heart attack) during the trial, and one sudden death occurred in a subject while assigned to the placebo group. The most common adverse event was mild dizziness, reported by six subjects on active drug.

The company plans to present complete data and analysis of the results of this trial at an upcoming scientific meeting and to publish the findings in a scientific journal.

About DG031
DG031 is a small-molecule FLAP-inhibitor originally developed by Bayer AG. deCODE acquired worldwide development rights to DG031 from Bayer in November 2003, and Bayer’s IND for the compound was transferred to deCODE.

Webcast information
deCODE will host a conference call today to discuss this announcement. The call will be held at 3pm GMT/11am EDT, today, Tuesday, October 19, 2004, and will be webcast live via streaming audio. Those interested in listening can do so through the link on the Investors page of deCODE’s website, www.decode.com, or through www.companyboardroom.com. A digitized replay of the call will be available from approximately 2:30pm EDT today and for the following week. The replay can be accessed by dialing 1 (800) 475-6701 from within the U.S., or +1 (320) 365-3844 for those dialing form outside the US. The access code is 751668.

About deCODE genetics
deCODE is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs for common diseases. deCODE is a global leader in gene discovery — our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. deCODE is also leveraging its expertise in human genetics and integrated drug discovery and development capabilities to offer innovative products and services in DNA-based diagnostics, bioinformatics, genotyping, structural biology, drug discovery and clinical development. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at  www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated: October 19, 2004